Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott Winters
Vice President - Investor Relations
713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PLAINS EXPLORATION & PRODUCTION COMPANY

COMPLETES ACQUISITION OF POGO PRODUCING COMPANY

Houston, Texas – November 6, 2007 – Plains Exploration & Production Company (NYSE:PXP) (“PXP”) announced that PXP and Pogo Producing Company (NYSE:PPP) (“Pogo”) stockholders approved the transaction at their respective stockholder meetings earlier today and the acquisition has closed.

Each Pogo stockholder will receive cash, shares of PXP common stock, or a combination of both, subject to the election and allocation procedures described in the joint proxy statement/prospectus. The value of the merger consideration to be received with respect to each share of Pogo common stock will be equal to $58.48 based on the ten trading day average closing sales prices of PXP common stock ending on the fifth day before the merger. PXP issued approximately 40 million shares of common stock and paid approximately $1.5 billion in cash. Total shares outstanding are approximately 113 million. For financial reporting purposes the acquisition is effective November 6, 2007.

Mr. Thomas A. Fry, III and Dr. Charles G. Groat, both former members of the Pogo Board of Directors, will join the PXP Board. Mr. Fry is and has been the President of National Ocean Industries Association (“NOIA”) since December 2000. Before joining NOIA, Mr. Fry served as the Director of the Department of Interior’s Bureau of Land Management and has also served as the Director of the Minerals Management Service. Dr. Groat currently serves as the Director of the Center for International Energy and Environmental Policy and as the Director of the Energy and Earth Resources Graduate Program at the University of Texas at Austin. Before joining the University of Texas at Austin, Dr. Groat served for more than six years as Director of the U.S. Geological Survey.

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Mr. James C. Flores will remain the Chairman, President and Chief Executive Officer and PXP’s current management, including its executive staff Winston M. Talbert, Executive Vice President & CFO, Doss R. Bourgeois, Executive Vice President Exploration & Production, and John F. Wombwell, Executive Vice President and General Counsel, will continue in their current capacities.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, developing, exploiting, exploring and producing oil and gas in its core areas of operation: California, Rockies, Permian Basin, Texas Panhandle, South Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

*	effective integration of the two companies,
*	reserve and production estimates,
*	oil and gas prices,
*	the impact of derivative positions,
*	production expense estimates,
*	cash flow estimates,
*	future financial performance,
*	planned capital expenditures, and
*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2006, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

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